UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2010

General Steel Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33717	41-2079252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 2315, Kun Tai International Mansion Building, Yi No 12, Chaoyangmenwai Ave.,
Chaoyang District, Beijing 100020
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
+ 86 (10) 58797346

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On August 4, 2010, Hudson Bay Fund LP and Hudson Bay Overseas Fund Ltd. (collectively, the “Investors”), elected to convert all the amounts due under General Steel Holdings, Inc. (the “Company”) convertible promissory notes issued on December 13, 2007 (the “Notes”) held by the Investors into the Company’s common stock, par value per share $0.001 (“Common Stock”).  These are the only remaining notes outstanding from the Company’s December 13, 2007 private placement (the “Private Placement”) and the Notes will be converted in accordance with their terms resulting in the issuance of a total of 1,559,675 shares of Common Stock in the aggregate to the Investors (the “Conversion”).  As a result of the Conversion, the Company shall no longer be obligated to repay any amounts under such Notes, including principal in the amount of $3,300,000, as well as interest.

Following the Conversion and issuance, all of the convertible promissory notes issued in the Private Placement have now been converted into Common Stock and the Company shall have no further obligation of repayment thereunder.  As a result of and in connection with the Conversion, the Company received certain waivers with respect to the Notes and the shares of Common Stock owned by the Company’s Chief Executive Officer, Zuosheng Yu, and pledged as collateral to secure the Notes, shall be released.  The issuances of the Conversion Shares were made in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 3(a)(9) of the Securities Act for exchanges of securities.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

General Steel Holdings, Inc.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: August 5, 2010

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